                                                                   EXHIBIT 10.38


                           ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, made this 28th day of October, 1998, by and among CELLPRO, INCORPORATED, a Delaware corporation with offices at 22215 26th Avenue S.E., Bothell, Washington 98201 (the "Corporation"), and NEXELL THERAPEUTICS, INC., a Delaware corporation with offices at 9 Parker, Irvine, California 92518-1605 ("Buyer").

                             W I T N E S S E T H:
                             - - - - - - - - - -
     WHEREAS, the Corporation desires to sell to the Buyer, and the Buyer desires to purchase from the Corporation, all of the intellectual property, and certain related tangible and intangible assets, of the Corporation;


     WHEREAS, the parties wish to set forth their agreement with respect to the purchase and sale of such assets;


     NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.   Purchase and Sale of the Assets.
     -------------------------------

1.1  Agreement of Purchase and Sale; Consideration.
     ---------------------------------------------

     (A)  Purchase and Sale. Subject to the terms and conditions hereof, and at
          -----------------
the Closing provided for in Section 1.3 hereof, the Corporation shall sell, assign and otherwise transfer to Buyer, and Buyer shall purchase from the Corporation, all of the Corporation's right, title and interest in and to the Assets (such latter term, as well as each other capitalized term used, and not otherwise defined, in the text hereof, having the meaning assigned thereto in
Section 14 hereof) other than the Regulatory Assets and the MRP System Current Products, which shall be transferred to Buyer on the Post-Closing Transfer Date. The Included Agreements shall be transferred in accordance with Section 1.1(B) below. To the extent the Assets consist of tangible property, including any books and records and copies of documents, such tangible property shall be delivered to Buyer at the Corporation's principal place of business on or after the Closing Date or the Post-Closing Transfer Date, as the case may be.

     (B)  Included Agreements. Subject to the terms and conditions hereof, and
          -------------------
at the Closing provided in Section 1.3 hereof, the Corporation shall assign to Buyer and Buyer shall assume from the Corporation all rights and obligations arising under or related to the Included Agreements as set forth and described in Section (1) of Exhibit 1.1(A). The Corporation shall be responsible for making "cure" amount payments as determined by the Bankruptcy Court in response to Statements of Defaults (as defined in Section 1.4(C)(iii)(b)) sustained by the Bankruptcy Court, provided, however, in no event shall the Corporation be
                      --------  -------
obligated hereunder to make any cure amount payment in excess of $50,000 individually or in excess of $100,000 in the aggregate. Upon payment of any such cure amounts, the Corporation shall have no further liabilities or obligations related to the Included Agreements on or after the Closing.

     (C)  Regulatory Assets and MRP System Current Products. Subject to the
          -------------------------------------------------
terms and conditions hereof, on a date (the "Post-Closing Transfer Date") on or promptly following the date which is (i) after the expiration or other termination of the Distribution Agreement by and between the Corporation and Baxter Healthcare Corporation ("Baxter") and (ii) the earlier of: (x) the first anniversary of the Closing Date or (y) the final liquidation of substantially all of the Corporation's assets, the Corporation shall sell, assign and otherwise transfer to Buyer and Buyer shall purchase from the Corporation, without further consideration, all of the Corporation's right, title and interest in and to the Regulatory Assets and the MRP System Current Products.

     (D)  Purchase Consideration. In consideration of the sale, assignment and
          ----------------------
transfer pursuant to Sections 1.1(A), 1.1(B) and 1.1(C) hereof, Buyer agrees to pay to the Corporation the Purchase Consideration. For purposes of this Agreement, the "Purchase Consideration" shall consist of such number of shares of the common stock of VIMRx Pharmaceuticals, Inc. ("VIMRx") registered under the Securities Act of 1933, as amended, subject to the restrictions under
Section 4.2(B) below, as shall be equivalent in value to $3,000,000 (collectively, the "Shares"). For these purposes, the value per share of VIMRx common stock shall be deemed to be equal to the average of the closing prices of VIMRx common stock on the fifteen trading days ending on (and including) that date falling three business days prior to (and not counting) the Closing Date (as hereinafter defined).

     (E)  Payment. At the Closing provided for in Section 1.3(A) hereof, Buyer
          -------
shall deliver to the Corporation certificates representing the Shares, against delivery of the items designated to be delivered by the Corporation at Closing pursuant to Sections 1.1(A) and 1.1(B), and as advance payment for the transfer of the Regulatory Assets and the MRP System Current Products.

     (F)  Allocation. The parties hereto agree that the consideration paid or
          ----------
given for the Assets (including but not limited to the Purchase Consideration) shall be deemed, for all purposes (including those relating to Taxes of any kind whatsoever), to be allocated in accordance with Exhibit 1.1(F) annexed hereto. Accordingly, and without limiting the foregoing, Buyer and Corporation agree to each prepare and file on a timely basis with the Internal Revenue Service (and applicable state tax authorities) substantially identical and supplemental Internal Revenue Service Forms 8594 (and corresponding state tax forms) prepared consistently with such Exhibit 1.1(F).

1.2  Liabilities.
     -----------

     (A)  Assumed Liabilities. In addition to the consideration payable pursuant
          -------------------
to Section 1.1(D) hereof, and subject to the terms and conditions set forth in this Agreement, effective as of the Closing Date, Buyer hereby assumes only (i) those liabilities of the Corporation specifically set forth on Exhibit 1.2(A) (the "Assumed Liabilities") and

(ii) the liabilities and obligations associated with the Assets that arise after the Closing Date.

     (B)  Liabilities Not Assumed. Except as specifically provided in Section
          -----------------------
1.2(A), Buyer neither assumes nor shall be obligated to pay, perform or discharge any of the debts, liabilities and obligations of the Corporation (such non-assumed liabilities being hereinafter referred to as the "Non-Assumed Liabilities"). The Corporation agrees to hold the Buyer harmless from any and all liabilities, costs and expenses incurred by the Buyer prior to the confirmation of the Plan in connection with any Non-Assumed Liabilities of the Corporation.

1.3  Closing and Post-Closing Transfer.
     ---------------------------------

     (A) The closing of the purchase and sale of the Assets, other than the Regulatory Assets and the MRP System Current Products identified in Section
(9)(i) of Exhibit 1.1(A), (the "Closing") shall be held at the offices of counsel to Buyer, Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177, within 5 Business Days after each of the conditions set forth in
Section 5 has been satisfied or waived in accordance with the terms of this Agreement, or at such other date, time and place as the Corporation and Buyer shall mutually agree in writing (the day of occurrence of the Closing being referred to hereinafter as the "Closing Date"), or may be conducted by facsimile, by mail or courier delivery of documents and instruments of transfer, or by any other method mutually agreed by the Corporation and the Buyer.

     (B)  Post-Closing Transfer. The transfer to the Buyer of the Regulatory
          ---------------------
Assets and the MRP System Current Products shall occur on the Post Closing Transfer Date, at such time and place as shall be mutually agreed by the Corporation and the Buyer, or may be conducted by facsimile, by mail or courier delivery of documents and instruments of transfer, or by any other method mutually agreed by the Corporation and the Buyer.

1.4  Certain Bankruptcy Matters.
     --------------------------

     (A) The Corporation agrees that promptly after execution and delivery of this Agreement and the Distribution Agreement it shall file a voluntary petition (the "Petition") with the Bankruptcy Court initiating a case under chapter 11 of the Bankruptcy Code. The date on which the Petition is filed with the Bankruptcy Court is herein referred to as the "Petition Date".

     (B) On the Petition Date, the Corporation shall file with the Bankruptcy Court a motion or motions, in form and substance satisfactory to the Buyer and Baxter, to: (i) approve the Corporation's assumption (but not assignment) (pursuant to Bankruptcy Code Section 365) of the Distribution Agreement (the "Assumption Motion"); (ii) approve and authorize the Corporation to consummate (pursuant to Bankruptcy Code Section 363), subject to overbid, this Agreement (the "Sale Motion"); (iii) approve and authorize the Corporation to honor (and, if necessary, assume) a retention pay program (the "RPP Motion"); and (iv) establish and approve procedures and deadlines for the submission and consideration of overbids for purchase of the Assets, including an expense reimbursement provision of the type contained to in Section 1.5(B) below (the "Overbid Procedures Motion").

     (C) The Overbid Procedures Motion shall provide for the following notice and overbid procedures:

          (i.)   That a hearing (the "Sale Hearing") on the motion to approve and authorize the Corporation to consummate (pursuant to Bankruptcy Code Section
363), subject to overbid, this Agreement (the "Sale Motion") be set for a date no later than December 11, 1998.

          (ii.) At least 21 days prior to the Sale Hearing, the Corporation shall have filed and served the Sale Motion (which shall include a notice of the hearing and an explanation of the overbid procedures set forth herein), this Agreement executed by the Corporation and the Buyer, and all supporting evidence on: (a) the Office of the United States Trustee (the "UST"), (b) the Corporation's twenty largest unsecured creditors, (c) the Buyer, (d) all entities who have provided the Corporation with written expressions of interest in purchasing the Assets, and (e) such other persons as the Bankruptcy Court may direct.

          (iii.) With respect to the Sale Hearing: any objection (an "Initial Objection") to (a) the Sale Motion, including any objection to the assumption and assignment by the Corporation of the Included Agreements, (b) any allegation that defaults exist or must be cured as a condition to the assumption and assignment of the Included Agreements, which allegation must include a precise statement of the nature and amounts of such alleged defaults (a "Statement of Defaults"), and (c) any competing "Initial Overbid" (as described below) must be filed with the Court and served on the Corporation, the special bankruptcy counsel to the Corporation, the Buyer, and the UST, in a manner such that the Initial Objection, Statement of Defaults, and/or Initial Overbid actually is received by no later than 7 days prior to the Sale Hearing (the "Objection/Overbid Deadline"). The failure to file and serve a timely Initial Objection, Statement of Defaults, or competing Initial Overbid shall be deemed to be a waiver of any defaults and a consent to the proposed sale of the Assets (including an assumption and assignment of the Included Agreements) to the Buyer.

          (iv.) Any entity (other than the Buyer) that is interested in purchasing the Assets must submit to the Corporation an "Initial Overbid" in conformance with this paragraph by no later than the Objection/Overbid Deadline. Any such Initial Overbid must:

               (a.) Be filed with the Bankruptcy Court and served on the Corporation, the Buyer, and the UST in a manner such that the Initial Overbid actually is received on or before the Objection/Overbid Deadline;

               (b.) Be on substantially the same terms and conditions as are contained in the Acquisition Agreement;

               (c.) Contain terms and conditions no less favorable to the Corporation than the terms and conditions of the Acquisition Agreement;

               (d.) Provide for aggregate consideration to the Corporation of at least $125,000 more than the consideration to be provided by the Buyer;

               (e.) Be accompanied by affidavits or declarations establishing the overbidder's good faith, within the meaning of section 363(m) of the Bankruptcy Code, and its "adequate assurance of future performance" of the Included Agreements to be assumed, as required under the Bankruptcy Code;

               (f.) Provide for the overbidder's assumption of certain of the Corporation's obligations under the Distribution Agreement, including those set forth in Section 8.1 of the Distribution Agreement as follows: (x) any remaining obligation to supply Disposable Kits and Antibody Vials (as defined in the Distribution Agreement); (y) the obligation to purchase, upon request by Baxter and the Corporation, at the price paid by Baxter therefor, any remaining unsold Disposable Kits and Antibody Vials previously purchased by Baxter from the Corporation; and
                      (z) the Corporation's indemnification obligations to Baxter related to the Disposable Kits and Antibody Vials sold by Baxter;

               (g.) Be accompanied by affidavits or declarations establishing that the overbidder is willing, authorized, capable, and qualified, financially, legally, and otherwise, of unconditionally performing all obligations under the Acquisition Agreement (or its equivalent) and assumed obligations under the Distribution Agreement in the event that it submits the prevailing overbid at the Sale Hearing.

          (v.)   Any entity that fails to submit a timely, conforming Initial
Overbid, as set forth above, shall be disqualified from bidding for the Assets at the Sale Hearing.

          (vi.) The Corporation and other parties in interest may file responses to any Initial Objection, Statement of Defaults, or Initial Overbid by no later than 2 days prior to the hearing.

          (vii.) If no timely, conforming Initial Overbids are submitted, the Corporation shall request at the Sale Hearing that the Court approve this Agreement and the proposed sale of the Assets to the Buyer.

          (viii.)   In the event that one or more timely, conforming Initial
Overbids are submitted (each person who has submitted such a timely conforming Initial Overbid shall be referred to herein as a "Qualified Overbidder"), the Corporation may request either that the Court approve this Agreement and the proposed sale of the Assets to the Buyer or that the Court conduct an auction for such assets at the Sale Hearing (the "Auction"), in which the Buyer and all Qualified Overbidders may participate. The Auction shall be governed by the following procedures:

               (a.) All Qualified Bidders shall be deemed to have consented to the core jurisdiction of the Bankruptcy Court and to have waived any right to jury trial in connection with any disputes relating to the Auction and/or the sale of the Assets. The Buyer and all Qualified Overbidders shall be bound by their bids until such time as a definitive sale agreement is executed by the prevailing bidder (as approved by the Court at the conclusion of the Auction) and the Court has entered an order approving the sale to the prevailing bidder, but not later than 10 days after the Auction. If, for any reason, such prevailing bidder is unable or unwilling to execute a definitive sale agreement or to perform its obligations thereunder, the Corporation, in the exercise of its business judgment, may sell the Assets to the next highest bidder at the Auction (as approved by the Court), upon ex
                                                                              --
          parte application to the Court and without further notice or a
          -----
          hearing (except that parties to the Included Agreements shall receive notice and an opportunity for a hearing), provided that such bidder is
                                                    --------
          authorized, capable, and qualified to proceed with the sale;

               (b.) Bidding will commence at the amount of the highest bid submitted by a Qualified Overbidder, as determined by the Corporation in its reasonable discretion;

               (c.) The next subsequent overbid shall be made in an increment of at least $25,000 in aggregate consideration above the previous bid; provided, however, that during the course of the Auction (but not
          --------  -------
          following the conclusion of the Auction and not as a right of first refusal), the Buyer shall have the right to match (as opposed to overbid) the highest bid then made at the Auction by a Qualified Overbidder, and if no overbid is made, the Buyer shall be deemed to be the prevailing bidder;

               (d.) If, upon the conclusion of the Auction, the Buyer has failed to make a bid that the Corporation determines, in its reasonable discretion, to be equal to or greater than the highest bid made by a Qualified Overbidder, the Corporation will recommend that the Court authorize and approve a sale of the Assets (including an assumption and assignment of the Included Agreements) to such prevailing Qualified Overbidder; and

                (e.) If, however, the Buyer does make a bid that the Corporation determines, in its reasonable discretion, to be equal to or greater than the highest bid made by a Qualified Overbidder, the Corporation will recommend that the Court approve this Agreement and authorize the Corporation to sell the Assets (including an assumption and assignment of the Included Agreements) to the Buyer in accordance therewith.

          (ix.) The Corporation reserves all rights to exercise its business judgment to recommend a sale of the Assets (including an assumption and assignment of the Assigned Agreements) to any bidder whose bid the Corporation determines, in its sole discretion, to be in the best interests of the estate. Each Qualified Overbidder should be prepared to make its best and final offer at the Auction on the date of the Sale Hearing; and the Corporation shall object to and oppose any request for a continuance or recess of the Sale Hearing.

          (x.) In the event that the parties hereto are unable to consummate the sale of the Assets pursuant to this Agreement for any reason, including if a Qualified Overbidder is the purchaser, and such failure is not due to a breach by the Buyer, the Corporation shall reimburse the Buyer for actual and reasonable out-of-pocket expenses incurred in connection with the sale (including legal fees and costs) up to $100,000, as provided in Section 1.5(B) of this Agreement.

     (D) The Corporation shall use its best efforts to secure the entry of an order or orders, in form and substance satisfactory to Baxter and the Buyer, granting the RPP Motion and the Overbid Procedures Motion (including the procedures in Section 1.4(C) (iii)(b)) and, to the extent the RPP Motion is granted, the Assumption Motion. The Corporation shall use its best efforts to have the Bankruptcy Court schedule expedited hearings on the Assumption Motion, the RPP Motion and Overbid Procedures Motion, but in no event shall the Corporation request hearings on the Assumption Motion, the RPP Motion and Overbid Procedures Motion to be held sooner than five (5) business days after the Petition Date.

     (E) The Corporation shall use its best efforts to have the Bankruptcy Court schedule the Sale Hearing at the earliest practicable date not less than 21 days after the entry of an Order granting the Overbid Procedures Motion. The Corporation shall use its best efforts to secure the entry of an order, in form and substance satisfactory to the Buyer, granting the Sale Motion.

     (F) If, for any reason whatsoever, the Bankruptcy Court has not (i) entered an Order granting the Assumption Motion and an Order granting the Overbid Procedures Motion (in each case, satisfactory to the Buyer and Baxter) by the date falling 30 days after the Petition Date or (ii) entered an Order (satisfactory to the Buyer) approving the sale of the Assets to the Buyer pursuant to this Agreement by the date falling 120 days after the Petition Date, Baxter, with the approval of the Buyer, shall have the immediate right to terminate the Distribution Agreement and the Buyer shall have the immediate right to terminate this Agreement.

1.5  Bidding Protections.
     -------------------

     (A)  Other Proposals. Except as provided for in the Overbid Procedures
          ---------------
Motion or otherwise by order of the Bankruptcy Court, neither the Corporation nor any of its Affiliates or Agents, directly or indirectly, will (i) solicit or initiate discussions or engage in negotiations or discussions with any other person or entity (other than the Buyer or any of its Affiliates or Agents) involving (a) the possible acquisition of the Corporation's capital stock, (b) the possible acquisition of any of the Corporation's intellectual property or any other material tangible or intangible property of the Corporation which is, or has a reasonable possibility of being, included in the Assets, (c) a merger or other business combination involving the Corporation or (d) any form of extraordinary transaction involving the Corporation that could reasonably be expected to frustrate the purposes of, or hinder, the Transaction (a "Competing Transaction"); (ii) provide information to any person or entity (other than the Buyer or its affiliates or Agents) with respect to a possible Competing Transaction; or (iii) enter into any Competing Transaction with any person or entity other than the Buyer or any of its affiliates.

     (B)  Expense Reimbursement. In the event that (i) the Corporation is unable
          ---------------------
to obtain the Sale Order permitting consummation of the sale to the Buyer, or
(ii) this Agreement is terminated for any reason other than as set forth in the last sentence of this Section 1.5(B), the Buyer shall be entitled to receive reimbursement of the reasonable, actual, out-of-pocket costs and expenses paid or incurred by Buyer, directly incident to, under or in connection with this Agreement and the transactions contemplated hereby (including fees and disbursements of counsel, accountants, financial advisors and other third parties and commitment fees paid to financing institutions) in an amount not to exceed $100,000 in the aggregate (the "Expense Reimbursement"). The Expense Reimbursement shall be payable within 5 days after the earlier of (x) the consummation of a sale to a Qualified Overbidder or a Competing Transaction; or
(y) termination of this agreement for any reason other than a sale or transaction specified in Section 1.5(B)(x); provided, that the Buyer shall have
                                            --------
presented to the Corporation invoices or other documentation supporting the Expense Reimbursement. Buyer's claim for such Expense Reimbursement shall be a super-priority administrative claim in the Case senior to all unsecured administrative claims other than those arising under administrative claims of employees of the Corporation for wages, benefits and severance entitlements. Notwithstanding anything contained in this Agreement to the contrary, the Buyer shall not be entitled to receive the Expense Reimbursement if the Agreement is terminated pursuant to Section 14.1(C) (by the Corporation solely as a result of any default or breach by Buyer).

2.   Representations and Warranties to Buyer
     ---------------------------------------

     The Corporation represents and warrants to Buyer as of the date hereof and as of the Closing Date as follows:

2.1  Good Standing.
     -------------

     The Corporation is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, with all necessary corporate power to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of the Corporation have been provided to Buyer.

2.2  Authority.
     ---------

     Subject to obtaining the Sale Order, (i) the Corporation possesses full right, corporate power and legal authority to execute and deliver this Agreement and the other Transaction Documents and to make and/or perform, as the case may be, each of the agreements, representations and warranties on its part to be made and performed hereunder and thereunder; (ii) the execution and delivery of this Agreement and the other Transaction Documents to which the Corporation is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Corporation; and (iii) this Agreement and the other Transaction Documents to which the Corporation is a party have been duly and validly executed by the Corporation and constitute the legal, valid and binding obligation of the Corporation enforceable against it in accordance with their terms. Except as set forth on Schedule 2.2, the execution and delivery of this Agreement and the other Transaction Documents to which the Corporation is a party and the performance of all of the transactions contemplated herein and therein do not and shall not (with or without the giving of notice, the passage of time or both) violate or conflict with (x) any Law where such violation would have a Material Adverse Effect or (y) the Certificate of Incorporation or By-laws of the Corporation. Except as described in Section 1.4 and as set forth on Schedule 2.2, no other action or consent, whether corporate or otherwise, including action by or any filing with or notice to any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement or the other Transaction Documents (except as expressly set forth therein) with respect to the Corporation or the consummation of the transactions contemplated hereby or thereby.

2.3  FDA and Related Regulatory Matters.
     ----------------------------------

     (A) Except as disclosed in Schedule 2.3(A), to the best of the Corporation's knowledge, the Corporation, its facilities and all products manufactured or marketed by the Corporation (or any Affiliate) have been in compliance and continue to comply, in all material respects, with all applicable requirements of the FDA and any analogous Authority in any other country or other jurisdiction.

     (B) Schedule 2.3(B) lists all PMAs, 510(k)s, IDEs, INDs, Drug Master Files, Device Master Files, ELAs, PLAs, BLAs and other FDA-related submissions including all similar submissions to any analogous Authority in any other country or other jurisdiction, which relate to products manufactured or marketed by the Corporation (or any Affiliate). Except as disclosed in Schedule 2.3(B), to the best of the Corporation's knowledge, these submissions complied at the time they were made, and continue to comply, in all material respects, with applicable requirements of the FDA or any analogous Authority in any other country or jurisdiction, as the case may be.

2.4  Title to Assets; Encumbrances.
     ------------------------------

     (A) Subject to any order or action of the Bankruptcy Court, the Corporation is the sole and exclusive owner of and has good and valid title to all of the Assets, free and clear of all Encumbrances, except for Permitted Encumbrances and except as set forth in Schedule 2.4 attached hereto.

     (B) To the best knowledge of the Corporation, no Affiliate, employee or agent of the Corporation has any interest in any of the Assets other than interests attributable to their status as a shareholder or as a general or employee creditor of the Corporation.

2.5  Intellectual Property.
     ---------------------

     (A) Schedule 2.5(A) contains a list and description of all Patents and Trademarks currently owned by or licensed to the Corporation (separately identifying those which are owned and those which are licensed and, if not owned by the Corporation, identifying the owner thereof, if any).

     (B) Schedule 2.5 (B) contains a list of (i) all applications for registration of any Intellectual Property (other than Patents) owned by or licensed to the Corporation (identifying the Intellectual Property, the application or registration number and the jurisdiction thereof) and (ii) pending applications for any Patents where the Corporation is listed as the owner or is the licensee of such Patents (identifying the subject matter of the application, the relevant application number, the jurisdiction thereof and the owner thereof). True and correct copies of all such applications and registrations have been provided to the Buyer.
     (C) Schedule 2.5 (C) contains a list of all material documents relating to product clearances for Patent infringement performed by or on behalf of the Corporation with respect to (i) the CEPRATE(R) System and (ii) all other products of the Corporation. The Corporation has delivered to the Buyer true and correct copies of all such documents.

     (D)  Schedule 2.5 (D) contains a list and description of all Owned
Software.

     (E) Except as disclosed in Schedule 2.5(E): (i) to the knowledge of the Corporation, all Patents, and all Copyright and Trademark registrations, owned by the Corporation are valid and in full force and effect, and (ii) the Corporation has not received notice of any outstanding challenges, by any third party, either to any such Patents or registrations or to any of the applications described in Section 2.5 (B).

     (F) Except as disclosed in Schedule 2.5 (F), the Corporation is not aware that there now exists any use, by a third party, of any Intellectual Property which violates any material Intellectual Property Right of the Corporation.

     (G)  Except for the Patent Litigation and except as set forth in Schedule
2.5 (G), (i) to the Corporation's knowledge, no infringement of any material Intellectual Property Right of any other person or entity has occurred or results in any way from the current operations of the Corporation, and (ii) no claim of any infringement by the Corporation of any material Intellectual Property Right of any other person or entity has been made, asserted or threatened against the Corporation. (H) Except as disclosed in Schedule 2.5

     (H): (i) the Corporation has all right, title and interest in and to the Owned Software; and (ii) any Owned Software includes the source code, object code and system documentation, used for the development, maintenance, implementation and use thereof.

     (I) Except as disclosed in Schedule 2.5 (I), all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Corporation or any predecessor in interest thereto either: (i) is a party to a valid written agreement under which the Corporation is deemed to be the original owner/author of all property rights therein; or
(ii) has executed, or is obligated pursuant to an existing agreement to execute, a valid agreement assigning to the Corporation (or such predecessor in interest, as applicable) all right, title and interest in such material; provided, however, that this Section 2.5 (I) shall not apply to any copyrightable, patentable or trade secret material which, whether considered individually or in the aggregate, is not material to the operation of the business of the Corporation.

2.6  Contracts and Commitments.
     -------------------------

     Subject to any order or action of the Bankruptcy Court:

     (A) Except as set forth on Schedule 2.6 attached hereto, the Corporation has made available to Buyer for review true and correct copies of all contracts and commitments that are material to the Business and operations of the Corporation and, to the knowledge of the Corporation, all contracts and commitments that involve material liabilities or obligations of the Corporation, including the text of any written or oral:

        (i) Cooperative research and development agreement, supply agreement, research agreement, research funding agreement, clinical trial agreement, cell processing laboratory agreement, investigator agreement, development agreement, consulting agreement, incoming material transfer agreement, or outgoing material transfer agreement;

               (ii) royalty, distribution, agency or license agreement (license agreements shall include, but not be limited to, any agreement pursuant to which the Corporation or any third party is licensed, or otherwise afforded the right, to use, sell, reproduce or exploit any Intellectual Property);

               (iii) agreement (except leases of personal property) for the purchase or sale of products or other personal property, or the provision or purchase of services, involving a sum in excess of $15,000;

               (iv)  partnership or joint venture agreement;

               (v) security, pledge or escrow agreement or any other agreement creating or providing for the creation of any Encumbrance.

          (B) Included in the books and records being conveyed to Buyer at Closing are true and correct copies of all Included Agreements, including all Included Agreements that have not been made available to Buyer that become known to the Buyer or the Corporation prior to the confirmation of the Plan.

          (C) Except as set forth in Schedule 2.6(C), to the best of the Corporation's knowledge, each of the Included Agreements to which the Corporation is a party is valid, enforceable and in full force and effect, except to the extent that an Included Agreement is rendered invalid, unenforceable, or not in full force and effect as a result of breaches and defaults set forth in Section 365(b)(2) of the Bankruptcy Code.

          (D) Except (i) as set forth in Schedule 2.6(D), (ii) for breaches and defaults set forth in Section 365(b)(2) of the Bankruptcy Code and (iii) for defaults that are cured or deemed waived pursuant to the procedures described in
Section 1.4(C)(iii), there is no existing breach of any Included Agreement by the Corporation; and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a material breach of any Included Agreement by the Corporation or give rise to a right on the part of any of the other parties thereto to terminate such Included Agreement or to deprive the Corporation of any material right, or accelerate any of its material obligations, thereunder.

          (E) Except (i) as set forth in Schedule 2.6(E), (ii) for breaches and defaults set forth in Section 365(b)(2) of the Bankruptcy Code and (iii) for defaults that are cured or deemed waived pursuant to the procedures described in
Section 1.4(C)(iii), to the knowledge of the Corporation there is no existing material breach of any Included Agreement by any party (other than the Corporation) thereto and no event has occurred which, with the lapse of time or the giving of notice or both, could constitute a material breach thereof by such other party or give rise to a right on the part of the Corporation to terminate such Included Agreement or to deprive the other party of any right, or accelerate any obligation of such party, thereunder.

     (F) The Corporation makes no representation or warranty as to the transferability or assignability of any Included Agreement (or the rights or obligations thereunder), including, without limitation, as to whether the transfer or assignment of any such Included Agreement will cause any forfeiture or impairment thereunder or as to whether the consent, approval or act of, or the making of any filing with, or the giving of any notice to, any other party is required in connection with the assignment or transfer of any Included Agreement.

2.7  Legal Proceedings.
     -----------------

     (A) Except as set forth on Schedule 2.7 (A) attached hereto, there are no Actions pending, or to the best knowledge of the Corporation, threatened against or affecting the Corporation or any of the Assets (other than the Patent Litigation and the Securities Litigation); and the Corporation is not in default with respect to any material Order entered against the Corporation or any of the Assets (other than as contemplated by the Settlement Agreement and the documents delivered in connection therewith). Except as set forth on Schedule 2.7 (A), there are no Orders issued against the Corporation or any of the Assets.

     (B) Except as set forth on Schedule 2.7 (B), there are no Actions in which the Corporation is currently either a plaintiff or, if not a formal proceeding, an aggrieved party or claimant relating to any of the Assets.

2.8  Compliance with Law; Permits.
     ----------------------------

     The Corporation (a) has complied in all material respects with all federal, state, local and, to the best of the Corporation's knowledge, foreign, laws, statutes, regulations, rules, codes or ordinances applicable to the Corporation and (b) has all federal, state, local and, to the best of the Corporation's knowledge, foreign, governmental licenses, permits and qualifications material to and necessary in the conduct of its business as currently conducted.

2.9  Suppliers and Customers.
     -----------------------

     Schedule 2.9 attached hereto sets forth, as to the Corporation, (A) all of the buyers or licensees of its products since December 1, 1996, and (B) the twenty largest providers (including licensors) of goods, services and/or Intellectual Property or other rights to the Corporation since December 1, 1995.
Schedule 2.9 also sets forth, as to the Corporation, all other Persons who provide or, within the last year, provided goods, services and/or Intellectual Property or other rights which goods, services or rights are otherwise material to the Business of the Corporation.

2.10 Products; Product Samples.
     -------------------------

     (A) The samples of Current Products included in the Assets are genuine examples of each of the Current Products of the Corporation and are substantially identical in all material respects to products that are merchantable and suitable for sale in the ordinary course of the Corporation's business as new and first quality goods.

     (B) Schedule 2.10(B) attached hereto is a true and correct list of all products ("Current Products") of the Corporation, showing in each case the name of the product, the model number, and the Corporation's inventory part number or other product code.

2.11 Affiliated Transactions.
     -----------------------

     Schedule 2.12 sets forth a list of every Material Contractor which is owned (directly or indirectly, in whole or in part) by any Affiliate of the Corporation or (to the best knowledge of the Corporation) by any current or former employee or agent of the Corporation.

2.12 Benefits Received.
     -----------------

     The Corporation has not:

     (A) received any payment or other consideration for any products or services that Buyer will be obligated hereunder to deliver; or

     (B) received any payment or other benefit for or with respect to any other obligation that Buyer will be obligated hereunder to perform.

2.13 Books and Records; Liabilities.
     ------------------------------

     The books and records of the Corporation included in the Assets accurately reflect all material Assets and all Assumed Liabilities.

2.14 Brokers.
     -------

     Except as described on Schedule 2.14, no broker, finder or other such Person has been connected with, or is entitled to receive a finder's or broker's fee or other such compensation with respect to, the transactions contemplated hereby as a result of actions of the Corporation or any director, officer, employee, agent or shareholder thereof.

3.   Representations and Warranties of Buyer.
     ---------------------------------------

     Buyer represents and warrants, as of the date hereof and as of the Closing Date, as follows:

3.1  Good Standing.
     -------------

     Buyer is a corporation organized, validly existing and in good standing under the Laws of the State of Delaware, with all necessary corporate power to own, lease and operate its properties and to carry on its business as the same is now being conducted. True, accurate and complete copies of the Certificate of Incorporation and By-Laws of Buyer have been provided to the Corporation.

3.2  Authority.
     ---------

     Buyer possesses full right, corporate power and legal authority to execute and deliver this Agreement and to perform and/or make, as the case may be, each of the agreements, representations and warranties on its part to be made and performed hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. The execution and delivery of this Agreement and the performance of all of the transactions contemplated herein do not and shall not (with or without the giving of notice, the passage of time or both) (A) violate or conflict with any Law or the Certificate of Incorporation or By-laws of the Buyer, or (B) (i) violate or conflict with any condition or provision of, (ii) result in the creation or imposition of any Encumbrance upon any of the assets of the Buyer pursuant to, (iii) accelerate or create or permit the acceleration or creation of, any liability or obligation of the Buyer under, or (iv) cause a termination under or give rise to a right of termination under, the terms of any agreement or Order to which the Buyer is a party or which is binding upon the Buyer. No other action or consent, whether corporate or otherwise, including action by or filing with or notice to any Authority, is necessary in connection with the execution, delivery, validity or enforceability of this Agreement with respect to the Buyer or the consummation of the transactions contemplated hereby.

3.3  Brokers.
     -------

     No broker, finder or other such person or entity has been connected with, or is entitled to receive a finder's or broker's fee or other such compensation with respect to, the transactions contemplated hereby as a result of actions of the Buyer or any director, officer, employee, agent or shareholder thereof.

3.4  Litigation.
     ----------

     There is no litigation or proceeding pending or, to Buyer's best knowledge, threatened against or affecting Buyer or any property or asset of Buyer that would adversely affect Buyer's ability to carry out this Agreement.

3.5  Valid Issuance of Securities.
     ----------------------------

     The Shares of VIMRx that are being issued to the Corporation pursuant hereto, when delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer provided under this Agreement and applicable state and federal securities laws. The Shares will be delivered in compliance with all applicable federal and state securities laws.

3.6  SEC Documents; Financial Statements
     -----------------------------------

     (A) VIMRx has filed all forms, reports and documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") (such documents herein collectively referred to as the "VIMRx SEC Documents"). As of their respective filing dates, the VIMRx SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended, and none of the VIMRx SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed VIMRx SEC Document.

     (B) The financial statements of VIMRx, including the notes thereto, included in the VIMRx SEC Documents (the "VIMRx Financial Statements") were complete and correct in all material respects as of their respective filing dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements, included in Quarterly Reports on Forms 10Q). The VIMRx Financial Statements fairly present the consolidated financial condition and operating results of VIMRx and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in VIMRx accounting policies except as described in the notes to the VIMRx Financial Statements.

4.   Certain Covenants.
     -----------------

4.1  Pre-Closing.
     -----------

     (A)  Corporation. From the date hereof until the Closing Date, except
          -----------
insofar as any failure of the following results directly from filing or prosecuting of the Case or implementation of the Overbid Procedures Order, the Corporation covenants that it shall:

          (i) preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation;

          (ii) maintain, keep and preserve, in all material respects, all of the Assets;

          (iii) exercise commercially reasonable efforts to keep available the services of its employees identified in the RPP Motion, to satisfy its obligations pursuant to the Included Agreements, except to the extent that any defaults under any of the Included Agreements are cured, deemed waived or otherwise satisfied pursuant to the procedures described in Section 1.4(C)(iii);

          (iv) keep reasonably adequate books and records, as they relate to the Assets;

          (v)    upon reasonable prior notice and during normal business hours,
(x) permit Buyer, or any agent or representative thereof, to examine and make copies and abstracts from the Corporation's records and books and visit and inspect any and all of its properties and (y) make available its officers, directors and employees to discuss with Buyer and its representatives the Corporation's affairs, finances and accounts;

          (vi) in the event and to the extent that events or circumstances occur or arise, or the Corporation becomes aware of events or circumstances, which render any of the representations and warranties set forth in Section 2 hereof materially incomplete or otherwise materially inaccurate, and without limiting in any way Buyer's rights under Section 5.1, promptly notify Buyer and Buyer's counsel thereof and provide a reasonably detailed description of such events or circumstances;

          (vii) promptly notify Buyer of any Order of the Bankruptcy Court entered in the Case that affects or will affect the Assets or the sale of the Assets contemplated herein and promptly upon request deliver a copy of any such Order to Buyer;

          (viii) not, without the prior written consent of Buyer, mortgage, pledge or subject to any Encumbrance (other than Permitted Encumbrances) any of the Assets;

          (ix) not, without the prior written consent of Buyer, sell, transfer or otherwise dispose of any assets or property included in the Assets, except in connection with (a) a sale to a Qualified Overbidder pursuant to the procedures described in Section 1.4(C), or (b) the sale of inventory in the ordinary course of business;

          (x) not, without the prior written consent of Buyer, waive, release or compromise any material claims or rights which are included in the Assets;

          (xi) not, without the prior written consent of Buyer, (a) enter into any material transaction or agreement which would have a Material Adverse Effect on the Assets or (b) amend or terminate any Included Agreement, provided, that nothing herein shall be deemed to obligate the Corporation to extend any Included Agreement beyond its current term or to exercise any option to renew any of the Included Agreements, and provided, further, that the Corporation shall use its reasonable efforts to give the Buyer reasonable prior written notice of the expiration of the term of, or the expiration of any period for exercise of an option to renew, any of the Included Agreements prior to the Closing Date;

          (xii) not, without the prior written consent of Buyer, enter into or amend any contract or other agreement, which constitutes or shall constitute part of the Included Agreements or Assumed Liabilities, pursuant to which it agrees to indemnify any party or to refrain from competing with any party or engaging in any enterprise;

          (xiii) not, without the prior written consent of Buyer, abandon or forfeit any Intellectual Property, or any application for protection or registration (including patenting) of any Intellectual Property;

          (xiv)  not merge, consolidate, liquidate or dissolve.

     (B)  Filings. The Buyer and the Corporation shall (i) promptly take all
          -------
such action as may be reasonably necessary under any Laws applicable to or necessary for, and will file and, if appropriate, use their reasonable efforts to have declared effective or approved all documents and notifications with all Authorities which they respectively deem necessary or appropriate for, the consummation of the transactions contemplated hereby and (ii) promptly give any other party hereto information requested by such other party pertaining to it and its subsidiaries and Affiliates which is reasonably necessary to enable such other party to take such actions and file in a timely manner all reports and documents required to be so filed by or under applicable Laws.

     (C)  Cure of Defaults. Subject to the limitations on cure amount payments
          ----------------
under Section 1.1(B), the Corporation shall, on or prior to the Closing, cure any and all defaults with respect to Included Agreements, or provide adequate assurance that they will be cured.

4.2  Post-Closing Covenants.
     ----------------------

     (A)  Assignability. To the extent that the Bankruptcy Court shall determine
          -------------
that any Included Agreement, or any claim, right or benefit arising thereunder or resulting therefrom is not capable of being sold, assigned, transferred or conveyed pursuant to the Sale Order without the approval, consent or waiver of the other party or parties thereto, or of any other Person (including an Authority) ("Non-Assignable Contract"), this Agreement shall not, in the event any such issuer or other Person shall object to such assignment, constitute a sale, assignment, transfer or conveyance thereof, or an attempted sale, assignment, transfer or conveyance thereof absent such approval, consent or waiver. The Corporation shall use its best efforts (not to include the payment of money), both prior and subsequent to the Closing Date, to obtain all necessary approvals, consents or waivers necessary to convey to Buyer each such Non-Assignable Contract as soon as reasonably practicable. To the extent any of the approvals, consents or waivers referred to in this Section 4.2(A) have not been obtained as of the Closing, the Corporation shall, exercise reasonable commercial efforts to cooperate with Buyer in any reasonable and lawful arrangements designed to provide the benefits of such Non-Assignable Contract to Buyer.

     (B)  Lock-Up. For a period of 180 days following the Closing, the
          -------
Corporation shall not sell into the public market more than that number of Shares on any given day as would equal 25% of the average daily trading volume of VIMRx common stock (excluding sales by the Corporation and by any third party who has acquired Shares from the Corporation in a private transaction) during the 180 day period immediately preceding (and not including) the date on which such public sale by the Corporation occurs. Any third party buying Shares from the Corporation in a private transaction or receiving such Shares in connection with a distribution under the Plan will be bound by this provision in the same manner and to the same extent as the Corporation is bound, and the Corporation shall not sell shares to a third party in a private transaction unless the third party acquiror has agreed, as a condition of such sale, to be bound by the restrictions on sale set forth in this Section 4.2(B). The certificates for the Shares delivered by the Buyer to the Corporation hereunder shall bear the following legend:

                  SALE OF THESE SHARES IS RESTRICTED PURSUANT TO THE TERMS OF AN AGREEMENT BY AND BETWEEN THE ISSUER AND CELLPRO, INCORPORATED, DATED AS OF OCTOBER 28, 1998. INFORMATION CONCERNING SUCH RESTRICTIONS IS AVAILABLE FROM THE ISSUER OR THE TRANSFER AGENT.

     (C) On the Post-Closing Transfer Date, all of the right, title and interest of the Corporation in and to the Regulatory Assets shall be transferred to, and shall fully vest in, the Buyer. The Corporation shall thereupon deliver the to the Buyer a letter to the FDA in the form of Exhibit 6.2(A) (on the Corporation's letterhead), executed by an authorized officer of the Corporation and complying with relevant FDA laws and policy, in respect of each of the categories of FDA submissions listed in Schedule 2.3(B), assigning to the

Buyer all of the Corporation's right, title and interest in and to each FDA Submission listed on such Schedule.

     (D)  Facilitation of Possession. Subsequent to the Closing, the
          --------------------------
Corporation, at the reasonable request of the Buyer, shall write letters to, and otherwise communicate with third parties, and do such other reasonable acts and things as may be necessary or appropriate (not to include the payment of money), to facilitate the gaining of possession, by the Buyer of the Assets.

     (E)  Management Slate. For so long as the Corporation shall own any of the
          ----------------
Shares, the Corporation agrees to vote all of its Shares (whether at meetings, pursuant to written consents or otherwise) for the election to the Board of Directors of VIMRx of all candidates who are recommended to be elected thereto by the then-current Board of Directors.

     (F)  Intellectual Property. The Corporation shall cooperate, and shall
          ---------------------
cause its Representatives to cooperate, with the Buyer (at the Buyer's cost and expense) in obtaining, maintaining, enforcing, defending and confirming the Buyer's ownership of the Intellectual Property included in the Assets.

     (G)  Proprietary Information.
          -----------------------

          (i)  Confidentiality. At all times after the Closing Date, (a) the
               ---------------
Corporation (and its Affiliates, employees and Agents) shall hold all Proprietary Information in the strictest confidence, (b) not use Proprietary Information for any purpose and (c) not disclose any Proprietary Information to any Person, by publication or otherwise. Notwithstanding the foregoing sentence, the Corporation may disclose Proprietary Information if and to the extent that it becomes legally compelled to do so; provided, however, that the Corporation shall (1) immediately notify the Buyer of such legal compulsion in order to enable the Buyer, if it so chooses, to apply for a protective order or similar relief, (2) cooperate (at the cost and expense of Buyer) in all reasonable respects with the Buyer's attempts to secure such protective Order or other relief and (3) if and to the extent that the Buyer secures the same, comply in all respects therewith.

          (ii) Return of Information. Effective as of the Closing Date, all
               ---------------------
notes, data, apes, reference materials, memoranda and other documents, materials or other tangible matter constituting or containing Proprietary Information shall (as between the Buyer, on the one hand, and the Corporation, on the other hand), belong exclusively to the Buyer. Without limiting any other provision hereof, simultaneously with the Closing, the Corporation shall at the Corporation's principal place of business surrender to the Buyer all such documents, materials and tangible matter together with all copies thereof in the Corporation's possession or control.

          (iii)  Ownership of Information. Effective as of the Closing Date, (a)
                 ------------------------
 all Proprietary Information shall (as between the Buyer, on the one hand, and the Corporation, on the other hand) be and remain the sole property of the Buyer and (b) the Corporation hereby assigns to Buyer all of the Corporation's right, title and interest, if any, in any idea or concept, invention, work of authorship or other information or material (whether or not patentable or protectable by copyright) conceived or developed in whole or in part by the Corporation or any of its employees or Agents, or in which such employees or Agents may have aided the development, while employed by or otherwise affiliated with the Corporation, including, without limitation, any Proprietary Information. If any such works of authorship are deemed in any way to fall within the definition of "work for hire," as such term is defined in 17 U.S.C. 101, such works shall be considered "works made for hire," the copyright of which, effective as of the Closing Date, shall be owned solely, completely and exclusively by the Buyer. If any such works are determined not to be "works for hire," such works are hereby automatically, effective as of the Closing Date, owned by and assigned and transferred completely and exclusively to the Buyer. Without limiting any other provision hereof, the Corporation will use reasonable efforts to cause its current and former employees and Agents to execute, acknowledge and deliver any instruments or documents and to do all other things reasonably requested at any time, on or after the Closing Date, by the Buyer in order to completely vest in the Buyer all ownership rights in such ideas, concepts, inventions, works, information and materials.

          (iv)   License to the Corporation. Notwithstanding anything contained
                 --------------------------
in the foregoing subparagraphs (i) through (iii), at all times after the Closing Date and for so long as the Distribution Agreement remains in effect, the Corporation shall have a license to use Proprietary Information as and to the extent necessary to fulfill its obligations under the Distribution Agreement.

     (H)         Non-Competition and Non-Solicitation.
                 ------------------------------------

          (i)    Prohibited Conduct. During the period beginning on the Closing
                 ------------------
Date and ending on the third anniversary of the Closing Date, and except as expressly provided in the Distribution Agreement, the Corporation shall not, directly or indirectly, anywhere in the world, (a) engage in the business of manufacturing, selling, distributing, licensing or developing products or services related to the selection or separation, or any subsequent modification, genetic alteration, activation or expansion of cells for therapeutic purposes such as cellular therapy or gene therapy (or engage in the business of selling or providing any other product or service which the Corporation or the Buyer has sold or provided within the eighteen months immediately preceding the Closing
Date) (the "Business") or assist, advise, represent or consult for any other Person in connection with such Person engaging in the Business, (b) employ any person who shall have been an employee of the Buyer within the six months prior to the Determination Date, or induce, or attempt to induce, any employee of the Buyer to leave such employ, or to accept any other position or employment or assist any other Person in hiring such employee, (c) solicit, or attempt to solicit, any Persons who or which are clients or customers of the Buyer as of the Determination Date or who or which were clients or customers of the Corporation as of the Closing Date, in connection with the engagement, by any person or entity, in the Business,

(d) otherwise disrupt or interfere with, or attempt to disrupt or interfere with, the Buyer's relations with any actual or potential client, customer, printer, publisher, distributor, promoter or supplier or any other material relationship of the Buyer, or (e) publicly or privately disparage, criticize or otherwise refer to the Buyer or any of its Affiliates in an adverse or unflattering fashion, whether orally or in writing; provided, however, that
                                                    --------  -------
nothing contained in Section 4.2(H)(i)(e) shall be deemed applicable to former employees of the Corporation once their employment and affiliation with the Corporation has ceased.

          (ii)   Certain Understandings. For purposes of this Section 4.2(H):
                 ----------------------

                         (a) the term "indirectly" shall include, without limitation, a reference to any business or entity: (1) which the Corporation engages in, consults for, manages, operates, controls or supervises or in which it participates in the management, operation, control or supervision of; or (2) in which the Corporation has any direct or indirect ownership or financial interest, other than the direct or indirect beneficial ownership by the Corporation of less than two percent (2%) of the voting capital stock of a publicly held corporation;

                         (b) the term "Determination Date" shall mean the date with respect to which a determination as to the application of Section 4(H) is being made;

                         (c) any Person to whom or to which the Buyer, has sold products or rendered services within the eighteen-month period immediately preceding the Determination Date, or to whom or to which the Corporation has sold products or rendered services within the eighteen-month period immediately preceding the Closing Date, shall be deemed to be a customer or client of the Buyer, or the Corporation, as the case may be, as of the Determination Date or the Closing Date as the case may be; and

                         (d) the Corporation or the Buyer, as the case may be, shall be deemed, on any given Determination Date or on the Closing Date, as the case may be, to be selling or providing, any product or service if the Corporation or the Buyer, as the case may be, has or had, as of such date, formulated plans to commence engaging in such selling or provision and had expended time and effort in connection with such formulation.


          (iii)  Certain Acknowledgements. The Corporation agrees that any and
                 ------------------------
all restrictions set forth in this Agreement are fair and reasonable and are reasonably required for the protection of the business and the interest of the Buyer. Without limiting the foregoing, the Corporation acknowledges that the Corporation conducts, and the Buyer intends to conduct, the Business throughout the World.

     (I)  Injunctive Relief. The Corporation agrees that damages cannot
          -----------------
reasonably compensate the Buyer in the event of a violation of the covenants and restrictions in Section 4.2(G) and 4.2(H) and that it would be difficult to ascertain the damages which would be suffered by the Buyer. Accordingly, the Corporation hereby agrees and consents that in the event of any actual or threatened or violation, the Buyer shall be entitled to and may obtain injunctive relief in order to prevent a continued violation of the terms of such sections. The foregoing shall not limit the Buyer in the pursuit of any other rights or remedies it may have hereunder or at law or in equity, including damages.

     (J)  Severability. The parties intend that the provisions of the covenants
          ------------
and restrictions contained in Sections 4.2(G) and 4.2(H) be enforced to the fullest extent permissible under applicable law. If any particular portion of such covenants or restrictions are adjudicated or determined to be invalid or unenforceable (including, without limitation, as to duration or geographic area), such determination shall only apply to that portion of this Agreement and the remaining covenants and restrictions shall be enforceable to the fullest extent permissible (including, without limitation, fullest duration and geographic area permissible) under applicable law.

     (K)  Certain Activities. The Corporation represents that it has withdrawn
          ------------------
its citizen's petition(s) before the FDA and has withdrawn its petition to HHS requesting the exercise of so-called "march-in" rights with respect to Johns Hopkins University patents, and the Corporation covenants and agrees that (A) it will not refile or file, or cause or assist others to file, any new citizen's petitions or other similar actions, or take any other action directly or indirectly to interfere with the Buyer's pending pre-market approval application with the FDA for the Isolex(R) cell separation system, and (B) it will cease any and all attempts to acquire a license to CD34+ antibodies or any other asset used or possessed by Nexell. The covenants under this Section 4.2(K) shall survive the Closing, provided that if this Agreement shall terminate without consummation of the sale of the Assets to the Buyer, the covenants under this
Section 4.2(K) shall no longer be binding.

     (L)  Change of Corporation's Name. Following the Post-Closing Transfer
          ----------------------------
Date, (i) the Corporation shall cease to use the name "CellPro" in any of its business operations, (ii) shall not use the name CellPro in connection with the sale of any product, and (iii) as soon as practicable, shall either: (x) wind up its affairs and dissolve, subject to confirmation of the Plan, or (y) amend its Certificate of Incorporation to change its name to one that does not contain the word "CellPro" or any variation of such name or any other confusingly similar name. Subject to the covenants contained in the preceding sentence, effective from and after the Closing Date, the Buyer grants to the Corporation a non-exclusive license to use the name "CellPro" and the Trademarks transferred to the Buyer under this Agreement, provided that such name and Trademarks may be
                                --------
used by the Corporation solely for the purposes of satisfying its obligations under the Distribution Agreement and of completing its dissolution and winding up. Notwithstanding the foregoing, the Corporation agrees that following the Closing Date, it will not interfere with the Buyer's use of the name "CellPro" or the Buyer's use of any of the Trademarks transferred to the Buyer.

5.   Conditions to Obligations of Buyer and the Corporation
     ------------------------------------------------------

5.1  Buyer's Conditions.
     ------------------

     The obligations of Buyer to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by the Buyer in its sole and absolute discretion:

     (A) All representations and warranties of the Corporation contained in this Agreement that are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and all representations and warranties of the Corporation contained in this Agreement which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     (B) The Corporation shall, in all material respects, have performed and complied with all of the material covenants and agreements (including the agreement to make the deliveries set forth in Section 6.1) required by or pursuant to this Agreement, or any Exhibit or instrument delivered pursuant to this Agreement, to be performed or complied with by it on or prior to the Closing Date.

     (C) The Corporation shall have obtained and delivered to the Buyer consents, in form reasonably satisfactory to the Buyer, executed by (i) every party (other than the Corporation) to every material Non-Assignable Contract, consenting to the assignment and delegation to the Buyer of such material Non-Assignable Contract; (ii) every party (other than the Corporation) to every other material Included Agreement, if any, consent to the assignment of which has not been deemed granted pursuant to the procedures described in Section 1.4(C)(iii); and (iii) every party (other than the Corporation) to every material Included Agreement to which the Corporation becomes a party after the date hereof whose consent to the assignment and delegation of such agreement to the Buyer is required in order to avoid a violation of such agreement.

     (D) No Order shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect the ability of the Buyer to use the Assets to conduct the business now conducted by the Corporation, and no Action by any Authority or other Person shall be pending which seeks to restrain the consummation, or challenges the validity or legality, of the transactions contemplated by this Agreement or which would, if successful, limit or adversely affect the ability of the Buyer to use the Assets to conduct the business now conducted by the Corporation.

     (E) All consents, approvals or orders of any Authority, the granting of which is required for the consummation of the transactions contemplated hereby, shall have been obtained; and all waiting and notification periods specified under applicable Law the termination or expiration of which is necessary for such consummation shall have been terminated or shall have expired.

     (F) The Buyer shall have received the opinion of Venture Law Group, counsel to the Corporation, substantially in the form annexed hereto as Exhibit 5.1(F).

     (G) The Bankruptcy Court shall have entered an order granting the Sale Motion in form and substance satisfactory to Baxter and the Buyer: (i) approving and authorizing (pursuant to Bankruptcy Code Section 363) the performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby, including authorizing the Company to sell the Assets to Buyer free and clear of all liens, claims and encumbrances, without imposing any restrictions, obligations, conditions or liabilities not otherwise imposed herein; and (ii) approving the assumption and assignment to the Buyer of the Included Agreements (pursuant to Bankruptcy Code section 365) (the "Sale Order"). The Sale Order shall: (x) not modify the terms and conditions of this Agreement in a manner not consented to by both the Corporation and the Buyer;
(y) not be subject to a stay; and (z) be final and no longer subject to appeal.

5.2  Corporation's Conditions.
     ------------------------

     The obligations of the Corporation to consummate the transactions contemplated hereunder are conditioned upon the following, any or all of which may be waived by the Corporation in its sole and absolute discretion:

     (A) All representations and warranties of Buyer contained in this Agreement which are qualified as to materiality shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date and all representations any warranties of the Buyer contained in this Agreement which are not so qualified shall, in all material respects, be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

     (B) Buyer shall, in all material respects, have performed and complied with all of the covenants and agreements required by or pursuant to this Agreement (including the agreement to make the deliveries set forth in Section 6.3), or any Exhibit, Schedule or instrument delivered pursuant to this Agreement, to be performed or complied with by it on or prior to the Closing Date.

     (C) No Order shall be in effect which restrains or prohibits the transactions contemplated hereby, and no Action by any Authority or other person shall be pending or threatened which seeks to restrain the consummation, or challenges the validity or legality, of the transactions contemplated by this Agreement.

     (D) All consents, approvals or orders of any Authority, the granting of which is required for the consummation of the transactions contemplated hereby, shall have been obtained; and all waiting and notification periods specified under applicable Law the termination or expiration of which is necessary for such consummation shall have been terminated or shall have expired.

     (E)  The Bankruptcy Court shall have entered the Sale Order as described in
Section 5.1(G) hereof; and such Order shall (i) not be subject to a stay; and
(ii) not modify the terms and conditions of this Agreement in a manner not consented to by both the Corporation and the Buyer.

     (F) The Corporation shall have received the opinion of Epstein Becker & Green, P.C., counsel to the Buyer, substantially in the form annexed hereto as
Exhibit 5.2(F).

     (G) A registration statement covering the Shares to be issued to the Corporation hereunder shall have become effective under the Securities Act of 1933, as amended, and no stop order proceedings suspending the effectiveness of such registration statement shall be instituted, threatened or pending.

     (H) The Shares to be issued to the Corporation hereunder shall have been duly authorized for quotation on the Nasdaq National Market.

6.   Deliveries of the Parties.
     -------------------------

6.1  Corporation's Deliveries.
     ------------------------

     At the Closing, the Corporation shall deliver to Buyer the following:

     (A) A good standing certificate, dated as of a date not more than 5 days prior to the Closing Date, as to the corporate existence and good standing of the Corporation, certified by the Secretary of State of Delaware.

     (B) All governmental or other approvals, consents, grants, and other Licenses, if any, required to be procured in connection with the purchase and sale of the Assets contemplated hereby.

     (C) Such individual or general contract assignments as Buyer shall request with respect to any of the Included Agreements consent to the assignment of which has not been deemed granted or otherwise approved pursuant to the procedures described in Section 1.4(C)(iii).

     (D) A certificate of the Assistant Secretary of the Corporation (i) certifying and including the resolutions of the Board of Directors of the Corporation authorizing the execution, delivery and performance of this Agreement and the transactions, agreements and instruments contemplated hereby and (ii) attesting to the incumbency and signatures of all officers executing any documents in connection with the transactions contemplated by this Agreement;

     (E) A certificate of the Corporation signed by the President or any Vice President and by the Secretary or any Assistant Secretary of the Corporation certifying that the representations and warranties of the Corporation made herein were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that the Corporation has performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Corporation prior to the Closing Date.

     (F) Such executed assignments, bills of sale, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel for Buyer shall reasonably request and as shall be effective to vest in Buyer good, valid and indefeasible title to all of the Assets, other than the Regulatory Assets and the MRP System Current Products, and to effectuate the consummation of the transactions contemplated by this Agreement.

     (G) An executed and notarized assignment of the United States registration for each trademark included in the Assets which is registered with the PTO, the form of which assignment shall be reasonably satisfactory to the Buyer.

     (H) An executed and notarized assignment of the United States trademark application for each trademark included in the Assets which is the subject of an application for registration filed with the PTO, the form of which assignment shall be reasonably satisfactory to the Buyer.

     (I) An executed and notarized assignment of United States patents/patent applications for each United States patent or patent application included in the Assets, the form of which assignment shall be reasonably satisfactory to the Buyer.

6.2  Deliveries of Seller at the Closing of the Transfer of the Regulatory
     ---------------------------------------------------------------------
     Assets.
     ------

     (A) On the Post-Closing Transfer Date, the Corporation shall deliver to the Buyer a separate letter to the FDA substantially in the form of Exhibit 6.2(A) (on the Corporation's letterhead), executed by an authorized officer of the Corporation and complying with relevant FDA laws and policy, in respect of each of the categories of Regulatory Assets listed in Section (10) of Exhibit 1.1(A) assigning to the Buyer all of the Corporation's right, title and interest in and to all of such Regulatory Assets.

     (B) A certificate of the Corporation signed by the President or any Vice President and by the Secretary or any Assistant Secretary of the Corporation certifying that the representations and warranties of the Corporation made herein regarding the Regulatory Assets and the MRP System Current Products were true and correct as of the date of this Agreement and are true and correct as of the date of transfer to the Buyer of the Regulatory Assets, and that the Corporation has performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Corporation prior to the date of transfer to the Buyer of the Regulatory Assets.

     (C) Such executed assignments, bills of sale, endorsements, notices, consents, assurances and such other instruments of conveyance and transfer as counsel to the Buyer shall reasonably request and as shall be effective to vest in Buyer good, valid and indefeasible title to all of the Regulatory Assets and the MRP System Current Products, and to effectuate the consummation of the transactions contemplated by this Agreement.

6.3  Deliveries of Buyer.
     -------------------

     At the Closing, Buyer shall deliver to the Corporation the following:

     (A) the Purchase Consideration due to the Corporation at Closing pursuant to Section 1.1(C) hereof.

     (B) A certificate of the Secretary of the Buyer, (i) certifying and including the resolutions of the Board of Directors of the Buyer authorizing the execution, delivery and performance of this Agreement and the transactions, agreements and instruments contemplated hereby and (ii) attesting to the incumbency and signatures of all officers executing any documents in connection with the transactions contemplated by this Agreement.

     (C) A certificate of the Buyer signed by the President or any Vice President and by the Secretary or any Assistant Secretary of the Buyer certifying that the representations and warranties of the Buyer made herein were true and correct as of the date of this Agreement and are true and correct as of the Closing Date, and that the Buyer has performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by the Buyer prior to the Closing Date.

     (D) Such other instruments or documents as the Corporation may reasonably request to effectuate the consummation of the transactions contemplated by this Agreement.

7.   No Survival.
     -----------

     Regardless of any investigation made by or on behalf of any party hereto, no representation or warranty contained in, or in any certificate delivered pursuant to or in connection with, this Agreement shall survive after the Closing Date, except the representations and warranties regarding the Regulatory Assets and the MRP System Current Products, which shall survive until the Post-Closing Transfer Date.

8.   Bulk Transfer Laws and Related Taxes.
     ------------------------------------

     Buyer hereby waives compliance by the Corporation with the provisions of any so called bulk transfer Law of any jurisdiction.

9.   Employment.
     ----------

     It is understood and agreed that, beginning on the date hereof, the Buyer shall have the right, but not the obligation, to discuss and negotiate with, and to extend offers of employment to, any or all of the Corporation's current or former employees, any such employment to be on terms satisfactory to the Buyer and any such current or former employee, provided that, except with the consent
                                         --------
of the Corporation, no such employment of any current employee of the Corporation shall become effective earlier than the day following the later of
(i) the Closing Date or (ii) the Corporation's completion of all of its obligations under the Distribution Agreement.

10.  Personal Property Taxes.
     -----------------------

     All personal property Taxes relating to any and all personal property conveyed pursuant to this Agreement shall be pro-rated between Buyer and the Corporation in accordance with the relationship of the Closing Date to the entire relevant fiscal Tax year. Subject to the rest of this Section 10, any payment owed in respect of such pro-ration shall be made at Closing. If the amount of said personal property Taxes is not known at the Closing, then such personal property Taxes shall be apportioned on the basis of the personal property Taxes (as abated, if applicable) assessed for the preceding fiscal Tax year, with a reapportionment as soon as the new Tax rate and valuation can be ascertained.

11.  Further Assurances and Cooperation.
     ----------------------------------

11.1 Further Deliveries and Actions.
     ------------------------------

     Following the date hereof, and subject to the terms and conditions hereof, the Corporation and Buyer shall each execute and deliver such documents and take such other action as shall be reasonably requested by the other party to carry out and effectuate the transactions contemplated by this Agreement. On and subsequent to the Closing Date, each party covenants and warrants that it shall, whenever and as often as it shall be reasonably requested to do so by another party to this Agreement, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered, any and all such further documents and instruments, and take such further action not requiring the payment of money or other consideration, as may be reasonably necessary, expedient or proper in order to effectuate or complete any and all of the conveyances, transfers, sales, assignments and other transaction herein provided for.

11.2 Access to Books and Records.
     ---------------------------

     For a period ending on the earlier to occur of (i) the date which is 6 years after the Closing, or (ii) final and complete dissolution of the Corporation, the Corporation and its Representatives shall have reasonable access to all the books and records of the Corporation transferred to the Buyer hereunder to the extent such access may reasonably be required by the Corporation in connection with matters relating to or affected by the operations of the Corporation prior to Closing. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Corporation shall be solely responsible for any costs and expenses incurred by it, and for any out-of-pocket costs and expenses incurred by the Buyer, in connection with the access afforded pursuant to this Section 11.2.

12.  Notices.
     -------

All notices, requests, demands, and other communications permitted or required under this Agreement shall be in writing and shall be either personally delivered (including couriers such as FedEx) or sent by pre-paid certified mail, return receipt requested or fax transmission (with a confirmation copy personally delivered or sent by prepaid certified mail), addressed or transmitted to the address or fax number stated below of the party to which notice is given, or to such other address or number as such party may have fixed by notice given in accordance with the terms hereof:


TO THE CORPORATION:

                           CellPro, Incorporated
                           22215 26th Avenue S.E.
                           Bothell, Washington  98021
                           Attention: Mark Handfelt
                                        Executive Vice President,
                                        General Counsel and Acting
                                        Chief Operating Officer
                           Fax: (425) 485-8787

     With a copy to:

                       Sonya F. Erickson
                       Venture Law Group
                       4750 Carillon Point
                       Kirkland, WA 98033
                       Fax: (425) 739-8750


TO BUYER:

                       Nexell Therapeutics Inc.
                       9 Parker
                       Irvine, California  92618-1605
                       Attention:  CEO
                       Fax: (949) 470-9011

     With a copy to:

                       VIMRx Pharmaceuticals Inc.
                       2751 Centerville Road
                       Suite 210
                       Wilmington, Delaware  19808
                       Attention:  CEO
                       Fax: (302) 998-3794


     and a copy to:

                       Epstein Becker & Green, P.C.
                       250 Park Avenue
                       New York, New York 10177
                       Attention: Lowell S. Lifschultz, Esq.
                         or Mary Anne Mayo, Esq.
                       Fax: (212) 661-0989


Any notice, sent as provided above, shall be deemed given and received upon delivery to the address provided for above (or, in the event delivery is refused, the first date on which delivery was tendered).

13.  Expenses.
     --------

     Each party shall each bear its own legal, accounting and other costs and expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other Transaction Documents and the performance hereof and thereof.

14.  Termination.
     -----------

14.1 Conditions.
     ----------

     This Agreement may be terminated at any time on or prior to the Closing
Date:

     (A)  By mutual consent of the Corporation and Buyer;

     (B) By Buyer, if (i) there has been a material misrepresentation or breach on the part of the Corporation with respect to any material representations or warranties set forth herein, or (ii) there has been any material failure on the part of the Corporation to comply with any material obligations or to perform any material covenants hereunder, which failure, if capable of remedy, has not been remedied within 30 days after receipt by the Corporation of notice thereof, or (iii) any of the conditions set forth in Section 5.1 shall not have been fulfilled on or prior to March 31, 1999 (other than by virtue of a breach of this Agreement by the Buyer) and the fulfillment thereof shall not have been waived by Buyer, or (iv) a Qualified Overbidder is the successful bidder at an Auction held pursuant to the Overbid Procedures Order, or (v) for any reason whatsoever, the Bankruptcy Court has not (x) entered an Order granting the Assumption Motion and an Order granting the Overbid Procedures Motion (in each case satisfactory to the Buyer and Baxter) by the date falling 30 days after the Petition Date or (y) entered the Sale Order by the date falling 120 days after the Petition Date; or

     (C) By the Corporation, if (i) there has been a material misrepresentation or breach on the part of Buyer in any of its material representations or warranties set forth herein, or (ii) there has been any material failure on the part of Buyer to comply with any of its material obligations or to perform any material covenants hereunder which failure, if capable of remedy, has not been remedied within 30 days after receipt by the Buyer of notice thereof, or (iii) any of the conditions set forth in Section 5.2 shall not have been fulfilled on or prior to March 31, 1999 (other than by virtue of a breach of this Agreement by the Corporation) and the fulfillment thereof shall not have been waived by the Corporation, or (iv) a Qualified Overbidder is the successful bidder at an Auction held pursuant to the Overbid Procedures Order, or (v) for any reason whatsoever, the Bankruptcy Court has not entered the Sale Order by the date falling 120 days after the Petition Date.

14.2 Effective Date.
     --------------

     A termination pursuant to Section 14.1(B) or (C) shall be effective immediately upon delivery, by the party having the right to terminate, of a notice of termination to the other party or parties.

14.3 No Liability.
     ------------

     In the event of a termination of this Agreement, as provided above, this Agreement shall forthwith terminate and there shall be no liability on the part of either the Corporation or Buyer, except (i) for liability arising from a breach of this Agreement and (ii) as otherwise provided in Section 13 hereof.

14.4 Certain Definitions.
     -------------------

"Action" shall mean any claim, action, suit, audit, proceeding or investigation, whether at law, in equity or admiralty, and whether or not before any Tribunal.

"Agent" shall mean, with respect to any Person, such Person's officers, directors, employees, independent contractors, agents and representatives.

"Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.

"Agreement" shall mean this Asset Purchase Agreement.

"Antibody Vials" shall have the meaning assigned thereto in the Distribution Agreement.

"Assets" shall mean all of the assets set forth and described in Exhibit 1.1(A) hereto.

"Assumed Liabilities" shall have the meaning assigned thereto in Exhibit 1.2(A) hereto.

"Assumption Motion" shall have the meaning assigned thereto in Section 1.4(B).

"Auction" shall  have the meaning assigned thereto in Section 1.4(C)(viii).

Authority" shall mean each and every federal, state, municipal, foreign or other government or governmental department, commission, board, bureau, agency or instrumentality having proper jurisdiction over the Assets or the Business of the Corporation.

"Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101, et seq.

"Bankruptcy Court" means the United States Bankruptcy Court for the Western District of Washington, or any other court, having jurisdiction over the Case from time to time.

"Baxter" shall mean Baxter Healthcare Corporation, a Delaware corporation.

"Business" shall mean the business of the Corporation, as now conducted.

"Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) a
                                  ----- ----
day on which commercial banks in the States of Washington or New York are authorized or required by law to close.

"Buyer" shall have the meaning assigned thereto in the headnotes to this Agreement.

"Case" means the case of the Corporation scheduled to be commenced, pursuant to
Section 1.4 hereof, in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

"CEPRATE(R) System" shall mean the Corporation's CEPRATE(R) SC Stem Cell Concentration System, including the device and the disposable kits used in connection therewith.

"Closing" and "Closing Date" shall have the meanings assigned thereto in Section 1.3(A).

"Competing Transaction" shall have the meaning assigned thereto in Section
1.5(A).

"Control" shall mean the ability to direct, or cause the direction of, the management and policies of a Person, whether by vote, contract or otherwise, and shall be conclusively presumed in the case of ownership of 50% or more of the equity interest in an entity and (in the case of trusts) where any such Person is a trustee.

"Copyrights" shall mean United States and foreign copyrights, whether registered or unregistered.

"Corporation" shall have the meaning assigned thereto in the headnotes to this Agreement.

"Current Products" shall have the meaning assigned thereto in Section 2.10(B).

"Determination Date" shall have the meaning assigned thereto in Section 4.2(H).

"Disposable Kits" shall have the meaning assigned thereto in the Distribution Agreement.

"Distribution Agreement" shall mean that certain agreement, dated as of October 28, 1998, by and between Baxter and the Corporation, relating to the distribution, by Baxter, of CEPRATE(R) System disposable kits and antibody used in connection therewith.

"Encumbrance" shall mean any lien, charge, security interest, encumbrance or claim, whether legal or equitable.

"Excluded Agreements" shall have the meaning assigned thereto in Exhibit 1.1(B).

"FDA" shall mean the U.S. Food and Drug Administration.

"Herein," "hereunder, hereof," "hereto," and words of similar import, shall be deemed references to this Agreement as a whole and not to any particular section or other provision of this Agreement.

"HHS" shall mean the United States Department of Health and Human Services.

"In the ordinary course of business" shall mean "in the ordinary course of business and substantially consistent with prior practice".

"Included Agreements" shall have the meaning assigned thereto in Exhibit 1.1(A).
                                                                 --------------
"Including" shall mean "including but not limited to."

"Initial Objection" shall have the meaning assigned thereto in Section 1.4(C)(iii).

"Initial Overbid" shall have the meaning assigned thereto in Section 1.4(C)(iv).

"Intellectual Property" shall mean Copyrights, Patents, Proprietary Information, Trademarks, Trade Secrets and Software.

"Intellectual Property Right" shall mean any right possessed by any person or entity which arises as a result of his or its ownership, license or use of any Intellectual Property.

 "Knowledge of the Corporation" and "awareness of the Corporation" and variations thereof shall be deemed to refer to the actual knowledge and/or awareness of the Relevant Persons plus any additional knowledge and/or awareness such persons would have after performing a reasonable due diligence inquiry.

"Laws" shall mean any foreign, federal, state or local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Authority or common law.

"License" shall mean any license, authorization, authority, approval or permit.

"MRP System Current Products" shall mean the Assets listed in Section (9)(1) of
Exhibit 1.1(A).





"Material Adverse Effect" shall mean, with respect to any entity, property, asset, liability or business, as the case may be, any event, change, or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise) of such entity, property, asset, liability or business, or in the case of an entity, the operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole, or is or is reasonably likely to prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise to prevent performance of any of the obligations under this Agreement.

"Material Contractor" shall mean any Person who (i) purchased from or provided to the Corporation more than $15,000 of goods or services during the preceding twelve calendar months or (ii) leased real or personal property to or licensed rights to or from the Corporation for an aggregate amount in excess of $15,000 during the preceding twelve calendar months.

"Non-Assignable Contracts" shall have the meaning assigned thereto in Section 4.2(A).

"Non-Assumed Liabilities" shall have the meaning assigned thereto in Section 1.2(A).

"Order" shall mean any order, writ, judgment, injunction or decree of any Tribunal or Authority.

"Objection/Overbid Deadline" shall have the meaning assigned thereto in Section 1.4(C)(iii).

"Overbid Procedures Motion" shall have the meaning assigned thereto in Section 1.4(B).

"Owned Software" shall mean all Software owned by the Corporation.

"Patents" shall mean United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, reexaminations, extensions and disclosures.

"Patent Litigation" shall refer to Johns Hopkins University et al v. CellPro,
                                   -----------------------------------------
Incorporated, Civil Action 94-105-RRM, currently pending in the United States
------------
District Court for the District of Delaware.

"Permitted Encumbrances" shall mean (a) liens for taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehouseman, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) liens on deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or to secure the performance of statutory obligations, surety and appeal bonds, bids, leases, governmental contracts and similar obligations, and (d) other liens, encumbrances or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien, encumbrance(s) or imperfection.

"Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, Authority or other entity.

"Petition" shall have the meaning assigned thereto in Section 1.4(A).

"Petition Date" shall have the meaning assigned thereto in Section 1.4(A).

"Plan" shall mean the plan of reorganization filed by the Corporation in the Case.

"Post-Closing Transfer Date" shall have the meaning assigned thereto in Section 1.1(C).

"Proprietary Information" shall mean any materials or information related to the Business (whether or not reduced to writing or other tangible form of expression and whether or not patentable or protectable by copyright), including any which was assigned to the Corporation by, or was developed for the Corporation in the course of an employment or other relationship with the Corporation (in any capacity) or through the use of the Corporation's facilities or resources by, any of its employees, consultants or contractors. Proprietary Information also includes third party information provided to the Corporation under an obligation of confidentiality. By way of illustration but not limitation, Proprietary Information includes resumes and other employee-candidate information, promotional plans and strategies, written promotional materials, schedules, administrative procedures and policies, internal administrative memoranda and forms, lines of authority and management, techniques, designs, processes, formulae, data, plans for research and market development, product development and marketing, business plans and budgets, unpublished financial statements, license arrangements, prices and cost of supplies and products and any other information concerning actual or proposed products, employees, customers, contractors and suppliers.

"Purchase Consideration" shall have the meaning assigned thereto in Section 1.1(D) hereof.

"Qualified Overbidders" shall have the meaning assigned thereto in Section 1.4(C)(viii).

"RPP Motion" shall have the meaning assigned thereto in Section 1.4(B).

"Regulatory Assets" shall mean all of the Assets listed in Section (10) of
Exhibit 1.1(A).

"Relevant Persons" shall mean, collectively, all directors and officers of the Corporation as of the date hereof, and any other person who, prior to the Closing Date, shall succeed to the position now held by any of the foregoing persons.

"Representatives" shall mean, with respect to any Person, such Person's officers, directors, employees, independent contractors, agents and representatives.

"SEC" shall have the meaning assigned thereto in section 3.6(A).

"Sale Hearing" shall have the meaning assigned thereto in Section 1.4(C)(i).

"Sale Motion" shall have the meaning assigned thereto in Section 1.4(B).

"Sale Order" shall have the meaning assigned thereto in Section 5.1(G).

"Securities Litigation" shall mean, collectively, the actions entitled Oxford Systems, Inc. et al. v. CellPro, Inc., et al., Case No. C98-2988 and Florida State Board of Administration v. CellPro, Inc., et al., Case No. C98-9688, in each case pending in the U.S. Federal District Court for the Western District of Washington.

"Settlement Agreement" shall mean that certain agreement, dated September 28, 1998, by and among the Corporation, Baxter, Johns Hopkins University and Becton-Dickinson and Company relating to the settlement of all issues remaining in the Patent Litigation and in Civil Action No. 94-244-RRM, in each case pending in the United States District Court for the District of Delaware.

"Shares" shall have the meaning assigned thereto in Section 1.1(D).

"Software" shall mean computer software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form as well as all Copyrights appurtenant thereto other than "shrinkwrap software" available off-the-shelf at retail without customization.

"Statement of Defaults" shall have the meaning assigned thereto in Section 1.4(C)(iii).

"Taxes" shall mean all taxes, including without limitation all federal, state, local, foreign and other income, franchise, sales, use, property, payroll, withholding, environmental, alternative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties and interest, and any contractual or other obligations to indemnify or reimburse any person with respect to any such assessment.

"Trade Secrets" shall mean confidential ideas, trade secrets, know-how, inventions (whether or not patentable) and improvements thereto, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

"Trademarks" shall mean United States, state and foreign trademarks, service marks, logos, trade dress and trade names, whether registered or unregistered.

"Transaction Documents" shall mean, collectively, this Agreement, the Settlement Agreement and the Distribution Agreement.

"Tribunal" shall mean any federal, state, local, municipal or foreign court, arbitrator, arbitration panel or other tribunal.

"VIMRx Financial Statements" shall have the meaning assigned thereto in Section 3.6(B).

"VIMRx SEC Documents" shall have the meaning assigned thereto in Section 3.6(A).


15.  Miscellaneous.
     -------------

15.1 Entire Agreement; No Modification.
     ---------------------------------

     This Agreement, including the Exhibits, Schedules and instruments delivered pursuant hereto, sets forth the entire agreement and understanding between the parties hereto as to the specific subject matter hereof and thereof, and merges and supersedes all prior discussions, agreements and understandings of every kind and nature between them with respect to the specific subject matter hereof and thereof, and no party hereto shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement. This Agreement shall not be changed or amended except by a writing signed by the Corporation and the Buyer.

15.2 Waiver of Breach.
     ----------------

     The waiver by a party of a breach or violation by the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

15.3 Benefit of Parties; Assignment.
     ------------------------------

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns. The Corporation shall not have the right to assign or delegate any of its rights or obligations hereunder, except with the prior written consent of Buyer. Buyer shall not have the right to assign this Agreement, except that it may assign any of its rights, and delegate any of its obligations, hereunder to any of its Affiliates and, after the Closing Date, to any Person which shall have acquired all or substantially all of its assets (not counting cash, cash equivalents and any real property or interests therein), whether by sale of assets, merger or otherwise. Any purported assignment or delegation made in violation of this Section 15.3 shall be null and void ab initio.

15.4 Headings.
     --------

     The headings of the sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

15.5 Governing Law; Jurisdiction.
     ---------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to its principles of conflicts of laws. For so long as the Corporation is subject to the jurisdiction of the Bankruptcy Court, the parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the Bankruptcy Court.

15.6 Multiple Counterparts; Execution by Fax.
     ---------------------------------------

     This Agreement may be signed in any number of counterparts which, taken together, shall constitute one and the same instrument. This Agreement may be executed and delivered by exchange of facsimile copies showing the signatures of the parties hereto, and those signatures need not be affixed to the same copy. The facsimile copies showing the signatures of the parties will constitute originally signed copies of the same agreement requiring no further execution.

15.7 Correspondence, Etc.
     --------------------

     The Corporation agrees to promptly deliver to Buyer any correspondence or other documents or instruments received by it after the Closing Date pertaining to the Assets.

15.8  Exhibits, Schedules.
      -------------------

      All Exhibits and Schedules referred to in this Agreement are attached hereto and are incorporated herein by reference as if fully set forth herein. For purposes of this Agreement any item in a Schedule shall be deemed disclosed only in connection with the specific representation or warranty to which it is specifically referred.

15.9  Construction.
      ------------

      The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against any party hereto, and without implying a presumption that the terms thereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the Person who himself or through his agent prepared the same, it being agreed that representatives of both parties have participated in the preparation hereof.

15.10 Number and Gender.
      -----------------

      Whenever in this Agreement the singular is used, it shall include the plural if the context so requires, and whenever the masculine gender is used in this Agreement, it shall be construed as if the masculine, feminine or neuter gender, respectively, has been used where the context so dictates, with the rest of the sentence being construed as if the grammatical and terminological changes thereby rendered necessary have been made.

15.11 Certain Understandings.
      ----------------------

      (A) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      (B) Relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and "through" means "through and including". (C) The term "party to" (e.g., in the case of being a party to an agreement) shall be deemed also to refer to the concept of being "bound by" (the agreement, etc.)

15.12 Publicity.
      ---------

      No party to this Agreement shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transaction contemplated hereby without first obtaining the consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first above written.


                                      NEXELL THERAPEUTICS, INC.


                                      By:    /s/ L. William McIntosh
                                             ___________________________________


                                      Name:  L. William McIntosh
                                             ___________________________________


                                      Title: President & CEO
                                             ___________________________________





                                      CELLPRO, INCORPORATED


                                      By:    /s/ Mark J. Handfelt
                                             ___________________________________


                                      Name:  Mark J. Handfelt
                                             ___________________________________


                                      Title: EVP & General Counsel
                                             ___________________________________